As filed with the Securities and Exchange Commission on
November 12, 2009.
Registration No. 333-64030

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DPH Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware	38-3430473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5725 Delphi Drive
Troy, Michigan 48098
(Address of Registrant’s principal executive offices)
DELPHI DIESEL SYSTEMS CORP. RETIREMENT SAVINGS PORTFOLIO
(Full title of the plan)
John C. Brooks
President, Secretary and Treasurer
DPH Holdings Corp.
5725 Delphi Drive, Troy, Michigan 48098
(248) 813-2143
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

PART II SIGNATURES
SIGNATURE

EXPLANATORY STATEMENT
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-64030 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $.01 per share (the “Shares”), of Delphi Corporation (the “Registrant”) that were registered for issuance pursuant to the Delphi Diesel Systems Corp. Retirement Savings Plan (the “Plan”). On October 6, 2009, the Registrant’s plan of reorganization, as confirmed by the United States Bankruptcy Court for the Southern District of New York on July 30, 2009, became effective and all outstanding Shares were cancelled. At such time, the Registrant emerged from bankruptcy as DPH Holdings Corp., a Delaware corporation. The Registration Statement registered 25,000 Shares issuable pursuant to the Plan, as well as an indeterminate amount of interests offered pursuant to the Plan. The Registration Statement is hereby amended to deregister any remaining unissued securities.

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PART II
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 12, 2009.

DPH Holdings Corp.

(Registrant)

By:	/s/ John C. Brooks
John C. Brooks
President, Secretary and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 12, 2009 by the following persons in the capacities indicated.

/s/ John C. Brooks	President, Secretary, Treasurer and Sole Director
(John C. Brooks)

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SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 12, 2009.

DELPHI DIESEL SYSTEMS CORP. RETIREMENT SAVINGS PORTFOLIO
By:	/s/ Catherine A. Chipkewich
Name:	Catherine A. Chipkewich
Title:	Human Resource Manager

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